UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2025
CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)
610 Newport Center Drive, Suite 1100
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 524-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 6, 2025, Chipotle Mexican Grill, Inc. (“Chipotle”) announced that it has hired Jason Kidd, age 50, as its Chief Operating Officer, effective May 19, 2025. Mr. Kidd will be responsible for overseeing the operations of Chipotle’s nearly 3,800 restaurants and will report to Scott Boatwright, Chipotle’s Chief Executive Officer. Mr. Kidd brings a wealth of experience to the company from his previous roles as Chief Operating Officer of Taco Bell, a division of Yum! Brands, Inc., a global restaurant company, since February 2024; President of Hearing Lab Technology, LLC, a hearing aid company, from December 2022 to February 2024; President and Chief Operating Officer and Senior Vice President, Store Operations, of 99 Cents Only Stores, LLC, a discount retailer, from September 2014 to September 2020; and various positions of increasing responsibilities with Walmart Inc., a global retailer, most recently as Senior Vice President, Operations, South, for Sam’s Club, a division of Walmart, from 2012 to 2014.

As Chief Operating Officer, Mr. Kidd will receive an annual base salary of $675,000, an annual cash incentive target equal to 90% of base salary and a cash signing bonus of $150,000 in consideration for incentive opportunities from his current employer that are being forfeited. Mr. Kidd also will be granted new hire equity awards with a combined total grant date value of approximately $3,000,000, comprised of 75% stock only stock appreciation rights (“SOSARs”) and 25% restricted stock units (“RSUs”). The SOSARs and RSUs will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued employment with Chipotle through the applicable vest dates. The SOSARs will have a seven-year term and an exercise price equal to Chipotle’s closing stock price on the date of grant. For 2026, Mr. Kidd will receive annual equity awards with a combined total grant date value of approximately $3,000,000, which awards will consist of RSUs, SOSARs and performance share units (“PSUs”), depending on the guidelines established on an annual basis (with the 2025 annual grant comprised of 60% PSUs, 20% SOSARs, and 20% choice between RSUs and SOSARs). Mr. Kidd will participate in Chipotle’s executive severance plan and other benefit plans generally applicable to Chipotle’s senior executive officers.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Kidd and any of Chipotle’s executive officers, directors or persons nominated or chosen to become a director or executive officer. Mr. Kidd has not engaged in any transaction with Chipotle during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Chipotle also announced that Jack Hartung, Chipotle’s President and Chief Strategy Officer, notified the company on May 5, 2025 that he will step down from his executive officer position effective June 1, 2025. Mr. Hartung has agreed to remain with Chipotle as a senior advisor through early March 2026, when he will retire from the company. Chipotle previously announced that Mr. Hartung had intended to retire in March 2025, but he subsequently agreed to delay his retirement to help ensure smooth transitions in Chipotle’s Chief Executive Officer and Chief Financial Officer roles. Prior to serving as President and Chief Strategy Officer, Mr. Hartung served as Chipotle’s Chief Financial and Administrative Officer, Chipotle’s principal accounting officer, and Chipotle’s Chief Financial Officer from 2002 to 2024.

In connection with Mr. Hartung’s transition to his new non-executive role, Mr. Hartung entered into a letter agreement with Chipotle dated May 5, 2025 (the “Letter Agreement”), pursuant to which, effective June 1, 2025, Mr. Hartung’s compensation will be reduced commensurate with his new non-executive officer role and he waives any claims to severance as a result of his position change. As a senior advisor, Mr. Hartung will receive an annual base salary of $200,000, an annual cash incentive target equal to 25% of base salary and he will no longer be eligible for benefits that are available only to executive officers of Chipotle. The description in this Item 5.02 of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As part of Mr. Hartung’s transition, Curt Garner, Chipotle’s Chief Customer and Technology Officer, will expand his scope of responsibility to oversee supply chain as the President, Chief Strategy and Technology Officer, and Chris Brandt, Chipotle’s Chief Brand Officer, will lead a cross-functional team to drive all menu and ingredient processes as President, Chief Brand Officer. No changes to Mr. Garner’s or Mr. Brandt’s compensation will be made at this time.

Item 7.01	Regulation FD Disclosure.
On May 6, 2025, Chipotle issued a press release announcing the actions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Letter Agreement dated May 5, 2025, between Jack Hartung and Chipotle Mexican Grill, Inc.
99.1	Press release issued by Chipotle Mexican Grill, Inc. on May 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 6, 2025	By:	/s/ Roger Theodoredis
General Counsel & Chief Legal Officer